 Exhibit 99.1

Ribbon Communications Inc. Announces Closing of New $385 Million Senior Secured Credit Facility

Proceeds will be used to repay outstanding debt under current credit facility and to redeem Series A Preferred Stock

June 21, 2024 Investor Relations +1 (978) 614-8050 ir@rbbn.com Media Contact Catherine Berthier +1 (646) 741-1974 cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN) (“Ribbon”), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced that it has completed the previously announced $385 million senior secured credit facility (the “2024 Credit Facility”) comprised of a $350 million term loan and a $35 million revolving credit facility. Proceeds from the term loan under the 2024 Credit Facility will be used to refinance the prior credit facility, redeem in full Ribbon’s outstanding Series A Preferred Stock and pay fees, costs and expenses related to the 2024 Credit Facility. Excess proceeds from the term loan will be used for working capital and other general corporate purposes.

Loans under the 2024 Credit Facility will mature on June 21, 2029. The loans will initially bear interest at a rate per annum equal to SOFR plus 6.25%. After Ribbon delivers the financial statements for the fiscal year ended December 31, 2024 pursuant to the 2024 Credit Facility, the interest rate will be SOFR plus a margin of 5.75% to 6.25% depending on the Company’s consolidated net leverage. At the Company’s option, interest may be calculated using an alternative base rate plus a margin ranging from 4.75% to 5.25%. Outstanding amounts under the 2024 Credit Facility are secured by substantially all of the assets of Ribbon, and certain of the Ribbon’s subsidiaries.

HPS Investment Partners, LLC will serve as Administrative Agent under the 2024 Credit Facility and HPS Investment Partners, LLC and WhiteHorse Capital served as joint lead arrangers and bookrunners.

“We are pleased to complete this important milestone for the Company that provides us with the right capital structure as we look to continue to profitably grow the business” said Mick Lopez, Chief Financial Officer of Ribbon Communications. “We believe that HPS and WhiteHorse Capital will be excellent financial partners due to their strategic perspective and financial strength.   With them, we believe our capital structure will have the flexibility to address our future growth opportunities.”

In connection with the closing of the 2024 Credit Facility, the Company also issued a notice of redemption in full of its Series A Preferred Stock. Under the terms of the redemption, the Series A Preferred Stock will be redeemed on June 25, 2024.

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G and broadband internet. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the Company’s future growth and the redemption of the Series A Preferred Stock, are forward-looking statements. Without limiting the foregoing, the words “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, are intended to identify forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, the effects of geopolitical instabilities and wars, including in Israel and Ukraine (and the impact of sanctions and trade restrictions imposed as a result thereof); operational disruptions at facilities located in Israel including as a result of military call-ups of the Company’s employees in Israel, closure of the offices there or the temporary or long-term closure of contract manufacturing in the region; the potential impact of litigation; risks related to supply chain disruptions, including as a result of component availability; the impact of new terms and/or covenants in the 2024 Credit Facility; risks resulting from higher interests rates and continued inflationary pressures; the impact of restructuring and cost-containment activities; unpredictable fluctuations in quarterly revenue and operating results; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; market acceptance of the Company’s products and services; rapid technological and market change; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; increases in tariffs, trade restrictions or taxes on the Company’s products; and currency fluctuations.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2023. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

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